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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 August 16, 2005

                           DIRECT GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)


           Tennessee                      000-50360              62-1564496
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)


              1281 Murfreesboro Road
               Nashville, Tennessee                                37217
     (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (615) 399-4700


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement.
                  -------------------------------------------

         Effective August 15, 2005, Direct General Corporation ("Direct") entered into an employment agreement (the "Agreement") with J. Todd Hagely, Direct's newly appointed Chief Financial Officer. The term of the Agreement is for five years. We will pay Mr. Hagely an annual base salary of at least $180,000, plus a discretionary bonus as may be determined by the Compensation Committee of Direct's Board of Directors, in its sole discretion, based on his performance, our business and financial condition, operating results achieved and other factors the Compensation Committee may deem appropriate. In addition, Direct issued to Mr. Hagely an option to purchase 20,000 shares of common stock at an exercise price of $18.06 per share. The option becomes exercisable annually in five equal installments beginning on August 15, 2006.

         We may terminate Mr. Hagely's employment for cause, including (a) failure or refusal to materially perform his duties under the Agreement; (b) failure or refusal to follow material lawful directions of the Board of Directors, Chief Executive Office or President; (c) dishonest conduct; (d) conviction of any felony; or (e) conviction of any misdemeanor involving moral turpitude. In addition, either party to the Agreement may terminate the agreement at any time without cause. However, if we terminate the Agreement other than for cause, Mr. Hagely will be entitled to continue receiving his salary and benefits for six months. Mr. Hagely has agreed not to compete with us or solicit our employees for a period of one year following certain events of termination.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
                  ---------------------------------------------------------

         On August 15, 2005, the Board of Directors of Direct appointed J. Todd Hagely as Senior Vice President and Chief Financial Officer of Direct General Corporation. Barry D. Elkins, who previously held the positions, was appointed as Direct's Senior Vice President - Business Strategies and Development. The Direct Board believes that Mr. Elkins devoting substantially all of his focus on corporate growth and development and Mr. Hagely assuming the responsibilities of Chief Financial Officer will help support and strengthen the management and leadership of Direct.

         Mr. Hagely, 41, has over eighteen years of financial and insurance experience, including in the areas of financial reporting, insurance regulation, reinsurance, and other operational aspects of an insurance organization. He has served as the Company's Vice President - Finance and Treasurer since February 2001 and will continue his responsibilities as Treasurer. Prior to his service as Vice President - Finance and Treasurer, he served as the Company's Assistant Vice President - Insurance Accounting and Tax. Prior to joining the Direct General Group, Mr. Hagely was the Assistant Controller of Anthem Casualty Insurance Group from July 1995 until December 1997. His prior experience also includes employment with Coopers & Lybrand, LLP, a public accounting firm. Mr. Hagely is a Certified Public Accountant and a graduate of Miami University with a B.S. in Business Administration.

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Item 7.01         Regulation FD Disclosure.
                  -------------------------

         On August 15, 2005, we issued a press release announcing the appointment of J. Todd Hagely as a Senior Vice President and our Chief Financial Officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.

Item 9.01         Financial Statements and Exhibits.
                  ----------------------------------

      (c)         Exhibits.

                  The following exhibit is filed herewith and made a part hereof:

                  Exhibit No.       Description
                  -----------       -----------

                  99       --       Press Release dated August 15, 2005


                                   Signatures
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 16, 2005


                                    DIRECT GENERAL CORPORATION


                                    By:  /s/ Ronald F. Wilson
                                         ---------------------------------------
                                         Ronald F. Wilson
                                         Secretary